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                                                              EXHIBIT - 11.1
MEDIQUIK SERVICES, INC

COMPUTATION OF EARNINGS PER SHARE
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                                                                                                            Nine Months and
                                                                                 Three Months Ended         Period Ended
                                                                                    September 30,           September 30,
                                                                              -----------------------     --------------------
                                                                                 1999           1998         1999        1998
Basic common and common equivalent shares outstanding,
   beginning of period                                                        5,494,807      4,138,564      4,849,173
Weighted average shares and equivalent shares outstanding:
   Issuance of Founders' shares                                                                                          117,939
   Acquisition of MediQuik Services LLC assets                                                                         2,948,460
   Issuance of restricted stock                                                                                        1,023,432
   Conversion of Convertible Debt                                                               26,222                    13,707
   Proceeds from issuance of warrants and common stock                                          23,433                    12,249
   Proceeds from issuance of common stock                                                                     322,070
   Issuance of common stock under consulting agreements                                                       143,960
   Proceeds from issuance of common stock                                        31,804                        10,718
   Acquisition of Scardello Marketing Group LLC                                 233,153                        78,571
   Issuance of common stock under consulting agreements                          15,913                         5,363
   Issuance of common stock under employment agreement                            6,630                         2,234
                                                                             ----------      ---------     ----------  ---------
Basic weighted average common and common equivalent
   shares outstanding, end of period                                          5,782,307      4,188,219      5,412,089  4,115,787
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Dilutive common stock options and warrants                                                                     36,832
                                                                             ----------      ---------     ----------  ---------
Diluted weighted average common and common equivalent
    shares outstanding                                                        5,782,307      4,188,219      5,448,921  4,115,787
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NET LOSS                                                                    $ (559,580)    $  (222,940)   $(2,315,923) $(291,734)
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BASIC LOSS PER SHARE:                                                       $    (0.10)    $     (0.05)   $     (0.43) $   (0.07)
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DILUTED LOSS PER SHARE:                                                     $    (0.10)    $     (0.05)   $     (0.43) $   (0.07)
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